UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

KNOWLES CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Spring 2017 Stockholder Engagement

Knowles Company Overview Company Highlights #1 Global Supplier of MEMS microphones #1 Global Supplier of Acoustics to Hearing Health Market World class capabilities in digital signal processing, software and algorithms Diversified end markets and customer base Quick Facts 7,000 employees in 12 countries worldwide 2016 revenue from continuing operations: $859M Market Capitalization: $1.7B Audio: 77% MEMS microphones, Balanced Armature Speakers, Signal Processing, Software/Algorithm High-end oscillators and capacitors used in mission-critical electronic equipment Precision Devices: 23% 70-Year History of Industry Leadership 1946: Founded by Hugh Knowles 1999: Knowles family sells Knowles to publicly-listed Doughty Hanson; later sold to Dover Corporation in 2005 2014: Knowles spun-out from Dover 2015 – 2016: Strategic shift to become leading audio solutions provider Vision: To Be the Leading Global Innovator of High-Performance Audio Solutions

S Transforming Knowles from an Acoustic Component Supplier to a Leading Audio Solutions Provider Delivering Superior Audio Performance to Mobile, Ear and IoT Markets

New Business Strategy: Leveraging Best in Class Acoustics, Software and Signal Processing to Deliver Superior Audio Solutions to Mobile, Ear and IoT Markets Positioning Knowles for Long-Term Value Creation Transforming Knowles from an Acoustic Component Supplier to a Leading Audio Solutions Provider Revenue (2) Adjusted EBIT (3) Non-GAAP EPS (3) Continuing to Create Stockholder Value During A Year of Strategic Transition Return to revenue growth in 2016 Investments in strategic R&D, including the acquisition of Audience, resulted in a decline in EBIT Delivered EPS above Street expectations Source: Capital IQ Adjusted to reflect the divestiture of the MCE speaker & receiver product line This presentation contains non-GAAP financial information. Reconciliations of non-GAAP measures are included in Knowles Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC and available on our website. 2016 – Present Pre- 2016 Original Business Strategy: Focused on acoustic hardware components February 2014: Knowles spins out from Dover July 2015: Strategic shift begins with acquisition of Audience, a leader in audio processing and software/algorithm technology Dividend Adjusted Share Pricing (Jan. 2016 – Present) (1) 2016 Year-End Results Year over year revenue growth Focused on Reducing SG&A: Ended 2016 with a non-GAAP SG&A run rate of <$140 mm per year (3) Strong Balance Sheet Positioning: Reduced net debt by +$100mm versus Dec. 2015 level May 2016: Sale of Mobile Consumer Electronics (MCE) speaker & receiver product line to focus on audio solutions that leverage our leading MEMS microphone position

2016 Strategic Initiatives and Accomplishments Key initiatives driving our transformation into the leading, vertically integrated, audio solutions provider Progress Against Strategic Initiatives Strong execution with MEMs microphone new product introductions Successful sale of our MCE speaker & receiver product line Grew China revenue by 60% over the prior year Captured mobile handset and hearable design wins with our audio solutions Progress with our SG&A optimization initiative Revenue (1) : $859.3M Adjusted EBIT (2) : $106.1M “As we enter 2016, we plan to focus on businesses where we believe we have strong competitive advantage to sustain long-term revenue growth. We expect our leading position in microphones, intelligent audio and hearing health, combined with stable sales of precision devices will drive top-line growth and strong operating margins in the future.”– Jeffrey Niew, President & CEO, February 11, 2016 Adjusted to reflect the divestiture of the MCE speaker & receiver product line This presentation contains non-GAAP financial information. Reconciliations of non-GAAP measures are included in Knowles Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC and available on our website.

Executive Compensation Philosophy and Structure Pay Element Salary Annual Incentive Long-Term Incentive Purpose Provide a competitive level of fixed compensation to attract and retain talented executives. Motivate and reward executives for achieving financial and individual performance goals Motivate and reward executives’ contributions to enhancing long-term stockholder value and the achievement of long-term business objectives Percent of Total Compensation CEO: 12% Other NEOs: 33% CEO: 14% Other NEOs: 17% CEO: 74%  Other NEOs: 50% Form of Delivery Cash Cash RSUs and Options for 2016 pay mix For 2017, the Committee introduced Performance Share Units as a long-term incentive element How Determined Executive’s responsibilities, performance, skills, and experience and market data Achievement of pre- established financial goals and individual strategic objectives Market data and individual performance 2017 LTIP Introduces Performance Share Units 25% of LTIP target grant value 3-year revenue and stock price multiplier performance goals Target levels require meaningful performance from management   No payout if revenue threshold goal is missed Payout reduced if stock price growth is below threshold performance Remainder of LTIP weighted 25% options and 50% RSUs 88% Performance - Based 74% Equity - Based 2016 CEO Pay Mix at Target Knowles’ Compensation Committee is committed to ensuring our program only pays for delivering performance

New Product Introduction and Organization Enhancements Enabled new product introduction execution enhancements Refined process and structure for identifying, prioritizing and aligning our key technology investments Annual Incentive Program Focus executives on annual goals in quickly-evolving technology industry Paid out at 52% of target opportunity awarded on average over the last three years CEO Pay for Performance Alignment At Risk Compensation Components Delivering Value Commensurate with our Performance Options Align value of executive compensation with the interests of our stockholders Options granted during the last three years had an aggregate value of approx. 58% of the initial value at grant date Restricted Stock Units (RSUs) Enhance retention over the three-year vesting period Aggregate value of RSUs granted to the CEO over the last three years is currently 107% of the RSU value at grant date Our CEO’s individual performance under the Annual Incentive Program is measured based on specific criteria identified at the beginning of the year; in 2016 he exceeded targets on a number of key initiatives that are expected to deliver long term growth: Financial Objectives Full year revenue increased YOY and marks a return to growth Generated 39% gross margin; reduced SGA significantly; exceeded Street EPS expectations Met/exceeded each quarter’s guidance target On our way to sustained growth and EPS expansion in 2017 and beyond Strategic Growth Initiatives CEO performance assessed by the Compensation Committee based on specific targets that position Knowles for accelerated growth in 2016 and beyond including: Growth in our core MEMS microphone business with mobile customers including China and IoT applications that leverage voice as a user interface Investments in new technology that leverage our acoustics, software and signal processing capability for the mobile, ear and IoT markets Corporate Development Successfully managed the sale of the MCE speaker & receiver product line and reshaped our product portfolio, allowing us to focus on total audio solutions leveraging our leading MEMS microphone position $12,780,000 $9,300,230 2014 - 2016 CEO Cumulative Target vs. Value as of 12/31/2016 (1) Calculation excludes Founders’ Grants ($1.6M) 27% Decrease CEO Individual Performance Assessment

Comprehensive Target-Setting Process Establishes Rigorous Targets Aligned with Operating Plan January – February 2016 May – August 2016 November –December 2016 January – February 2017 Determined whether and to what extent prior year performance targets or other objectives or conditions applicable to prior annual incentive plan were met Approved prior year annual incentive payouts for the NEOs Discussed and approved target compensation levels for the NEOs based on competitive market data and performance Reviewed and approved performance targets for current year annual incentive plan payouts Reviewed the CEO’s mid-year performance assessment Reviewed annual performance to date Reviewed and considered market compensation data for executive officers for the upcoming year Reviewed annual performance to date Reviewed and approved revised peer group Determined whether and to what extent prior year performance targets or other objectives or conditions applicable to prior year annual incentive program were met Approved prior year annual incentive plan payouts Discussed and approved target compensation levels for the NEOs based on competitive market data and performance, including the approval of performance share units to be awarded in 2017 Reviewed and approved performance targets for current year annual incentive plan payouts Compensation Committee Approved Challenging Goals for 2016 Based On: Knowles’ annual operating plan Expectations for performance and expected market growth rates Divestiture of ~$200mm revenue MCE speaker & receiver product line

Thoughtful Approach to Compensation and Governance Compensation Best Practices Payouts for cash incentives capped Require “Double Trigger” acceleration upon CIC No tax gross-ups upon CIC No hedging or pledging by employees or directors No repricing or replacing underwater options without prior stockholder approval Minimum Stock Ownership Requirements (CEO: 5x Base Salary; Other NEOs: 3x Base Salary) Independent compensation advisor (only service to Knowles and reports to compensation committee) No employment contracts No excessive perquisites No options granted below fair market value Governance Best Practices Newly adopted: Majority voting for election of directors Governance guidelines state gender and race diversity are considerations in succession planning Independent Chairman empowered to exercise oversight All standard committee members are independent No poison pill We value stockholder feedback and welcome your views regarding our practices

Highly Qualified Board Jean-Pierre M. Ergas Chairman Director Since: 2014 Managing Partner, Ergas Ventures Jeffrey S. Niew President & CEO Director Since: 2014 Former President & CEO of Dover Communication Technologies Keith L. Barnes Audit Chair Director Since: 2014 Chair & CEO, Barnes Capital Mgmt. Prof. Dr. Hermann Eul Director Since: 2015 Former VP and GM, Intel Corp. Didier Hirsch Director Since: 2014 SVP & CFO, Agilent Technologies Ronald Jankov Director Since: 2014 SVP and GM, Broadcom Corp. Richard K. Lochridge Compensation Chair Director Since: 2014 Retired President, Lochridge & Co. Donald Macleod Gov / Nom. Chair Director Since: 2014 Former CEO, National Semiconductor Corp. Independent Chair: Jean-Pierre Ergas Mr. Ergas contributes to the Board’s oversight of matters involving Knowles’ operations in international markets, business development and corporate strategies, as well as acquisition and divestiture activities Current Role: Managing partner of Ergas Ventures Prior Experience: Former CEO, BWAY Corporation Former CEO, American National Can Company Former CEO Cedegur Pechiney Former CEO Cebal S.A. Former CEO Alcan Europe Director Experience: Former Chairman, BWAY Corporation Former Director, Dover Former Director, Plastic Omnium Director Nominees 7 of 8 Directors Independent Committed to Diversity The Board remains committed to developing a diverse pool of candidates and requires that diversity be a central component of search criteria for director candidates Skills to Position Knowles for the Future Executive Leadership International Management Operations Manufacturing Technology Accounting & Finance Strategic M&A Sales & Marketing Corporate Governance

We Value Your Support FOR Election of Directors FOR Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017 FOR Advisory vote to approve the compensation of our named executive officers Knowles’ Compensation Program Aligned Pay for Performance in a Year of Strategic Transition Shifting strategy from being an acoustics components supplier business to focus on the long-term growth opportunity we see in becoming a global innovator of high-performance audio solutions Compensation program structure reflects an appropriate mix of short-term and long-term vehicles, consistent with our status as a newly public company going through a multi-year strategic transition Our CEO exceeded target on a number of key initiatives, laid out at the beginning of the year in the Compensation Committee’s plan for his individual performance criteria Compensation Committee’s process for setting compensation structure and targets demanded management performance following the strategic sale of MCE speaker & receiver product line and acquisition of R&D-focused innovator Audience Value of CEO cumulative pay as of Dec. 31, 2016 is aligned with TSR performance over same period 2017 Knowles Corporation Management Recommendations

Thank You